UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2007, Cheniere Creole Trail Pipeline, L.P. (“CCTP”), a wholly-owned subsidiary of Cheniere Energy, Inc. (the “Company”), and Sunland Construction, Inc. (“Sunland”), a Louisiana corporation, entered into a Construction Agreement (the “Segment 1 Agreement”) in connection with the construction of the Creole Trail pipeline system. The descriptions for the Segment 1 Agreement set forth below are not complete and are qualified in their entirety by reference to the agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Scope of Work

Pursuant to the Segment 1 Agreement, Sunland will construct the approximately 18.4-mile, 42-inch pipeline segment of the Creole Trail pipeline system, originating near Johnson Bayou and extending eastward to the project terminus on the west shore of Calcasieu Pass, all in Cameron Parish, Louisiana (the “Segment 1 Project”). The work to be performed by Sunland will include all construction for the Segment 1 Project, including providing all equipment, construction equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage, assembly, erection and installation of CCTP-provided equipment and all other items or tasks that are set forth in the Segment 1 Agreement.

Scheduling of Work

Sunland may not commence work at the site until CCTP issues a notice to proceed. If CCTP issues the notice to proceed after July 15, 2007, and less than fourteen days prior to Sunland substantially completing work under a separate project with CCTP, then Sunland shall be entitled to an increase in the estimated contract price equal to $125,000 for each full day of delay. In addition, the required mechanical completion date shall be adjusted on a day for day basis for any such delay in issuance of notice to proceed.

Sunland must achieve mechanical completion of the Segment 1 Project no later than March 15, 2008, substantial completion within fifteen (15) days after achievement of mechanical completion and final completion within forty-five (45) days after achievement of substantial completion, except as adjusted by change order.

Payment for Work

CCTP will pay Sunland a contract price equal to the sum of (i) the fixed unit prices multiplied by the actual quantity of unit price work completed, plus (ii) the lump sum amounts for all lump sum work performed in accordance with the Segment 1 Agreement. The contract price is currently estimated to be $43,617,209.44. Sunland may not bill CCTP for any costs relating to any portion of the work in excess of the estimated contract price, as may be adjusted by change order, without obtaining CCTP’s written approval prior to incurring such costs.

The fixed unit price for each unit of unit price work performed is the full and only amount payable by CCTP to Sunland for the completed unit of unit price work.

Subject to additions and deductions by any change order as provided in the Segment 1 Agreement, each lump sum amount will be the full and only amount payable by CCTP to Sunland for the lump sum work performed.

Payments under the Segment 1 Agreement will be made in accordance with the pricing schedule set forth in the Segment 1 Agreement.

Credit Support

The Company and Contractor have amended and restated the parent guaranty executed by the Company and Sunland, dated January 5, 2007. Pursuant to the amended and restated parent guaranty agreement, the Company will provide credit support of up to $12,000,000 for CCTP’s obligations under the Segment 1 Agreement and the agreement between Sunland and CCTP dated January 5, 2007 (the “Segment 2 Agreement”) in the form of a guaranty, letter of credit or escrowed funds.

Warranty

For two (2) years after substantial completion Sunland warrants that the work and each component thereof will be: (i) performed in a diligent, efficient, trustworthy and workmanlike manner, according to the industry standards and practices in the field; (ii) new, complete, fit for the purposes intended, of suitable grade for the intended function and use and free from faults and defects; (iii) in accordance with all of the requirements of the Segment 1 Agreement, including in accordance with applicable law and permits; and (iv) free from encumbrances to title.

If, within twelve (12) months after substantial completion, any work is found to be defective, Sunland will be obligated to immediately and on an expedited basis correct any such defective work at its sole cost and expense. If Sunland fails to commence the corrective work within a reasonable period of time not to exceed five (5) days, or does not complete such corrective work on an expedited basis, then CCTP may correct such defective work after giving written notice to Sunland, and Sunland shall be liable to CCTP for all costs, losses, damages and expenses incurred by CCTP in connection therewith.

Termination Rights

In the event of an uncured default by Sunland, CCTP may terminate for default Sunland’s performance of all or part of the work. In the case of termination for default, CCTP may complete the work by whatever method CCTP deems expedient, including:

•	taking possession, for the purposes of completing the work, of all Sunland’s equipment and materials and CCTP-provided equipment, and/or

•	taking assignment of any or all subcontracts or purchase orders for the Segment 1 Project.

Following such a termination, if the unpaid balance of the contract price exceeds all damages, costs, losses and expenses incurred by CCTP (including all attorneys’ fees, consultant fees and litigation expenses, costs to complete the work, and any and all damages for failure of performance and cost of financing), then such excess shall be paid by CCTP to Sunland, but such amount shall not be paid until after final completion of the Segment 1 Project. If such amount incurred by CCTP in completing the work exceeds the unpaid balance of the contract price, then Sunland must pay such difference on demand.

CCTP also has the right to terminate the Segment 1 Agreement for convenience. In the event of any such termination for convenience, Sunland would be paid:

•

the reasonable value of the work satisfactorily performed prior to termination (the basis of payment being based on the terms of the Segment 1 Agreement, less previous payments, if any, paid to Sunland under the Segment 1 Agreement), plus

•

reasonable direct close-out costs, including overhead and profit thereon (but in no event shall Sunland be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipated profit), plus

•	the applicable cancellation fee of two percent (2%) of the estimated contract price if termination occurs between May 15, 2007, and August 15, 2007.

CCTP may at any time, for any reason, suspend performance of the work, or any part thereof, for a period up to thirty (30) days, by a change order. Except when such suspension ordered by CCTP is the result of or due to the fault or negligence of Sunland or any subcontractor or vendor, Sunland will be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension incurred during the suspension period, including demobilization and remobilization costs and costs incurred for Sunland personnel and for Sunland equipment and a time extension to the required mechanical completion date, the required substantial completion date and the required final completion date if and to the extent permitted under the Segment 1 Agreement.

Force Majeure

If the commencement, prosecution or completion of any work is delayed by a force majeure event, then Sunland may be entitled to an extension to the required mechanical completion date. A force majeure event generally means catastrophic storms, named tropical storms, floods, tornadoes, hurricanes, earthquakes and other acts of God, wars, civil disturbances, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, epidemics, fires, explosions and actions of a governmental instrumentality that were not requested, promoted or caused by the affected party if such act or event:

•	delays or renders impossible the affected party’s performance of its obligations under the Segment 1 Agreement;

•	is beyond the reasonable control of the affected party and not due to its fault or negligence and was not reasonably foreseeable; and

•	could not have been prevented or avoided by the affected party through the exercise of due diligence.

If the force majeure event is a named tropical storm or hurricane, then Sunland may be entitled to additional compensation for up to thirty (30) days of downtime due to such event. In the event CCTP terminates all or any part of the work for convenience after the maximum amount of compensation for such event has accrued, the cancellation fees will not apply.

The obligation of either party to pay money under or pursuant to the Segment 1 Agreement will not be excused by reason of a force majeure event.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1	Construction Agreement, dated March 12, 2007, between Cheniere Creole Trail Pipeline, L.P. and Sunland Construction, Inc. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: March 16, 2007	By:	/s/ Zurab S. Kobiashvili
	Name:	Zurab S. Kobiashvili
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Construction Agreement, dated March 12, 2007, between Cheniere Creole Trail Pipeline, L.P. and Sunland Construction, Inc. (filed herewith).